UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2013

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On July 16, 2013, the Board of Directors (the “Board”) of Signature Group Holdings, Inc. (the “Company”), excluding Craig T. Bouchard, Chief Executive Officer and Chairman of the Board, approved an amendment to Mr. Bouchard’s award agreement relating to the restricted stock award of 250,000 shares of the Company’s common stock that he received upon commencement of employment as an executive of the Company. The amendment was executed and became effective on July 16, 2013. The amendment provides that transfer restrictions under the award agreement shall not apply to transfers to one or more “family members” (as defined in the General Instructions to Form S-8) approved in advance by the administrator under the Company’s 2006 Performance Incentive Plan on such terms and conditions as the administrator determines appropriate. The Board also approved the transfer by Mr. Bouchard of his option to purchase up to 2,000,000 shares of the Company’s common stock, which he received upon his commencement of employment with the Company, and his restricted stock award described above, to Bouchard 10S LLC, which is a limited liability company wholly owned by Mr. Bouchard and his wife.

The foregoing description of the amendment to the restricted stock award is qualified in its entirety by the text of the amendment, a copy of which is included as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 16, 2013, the Company held its 2013 annual meeting of stockholders (the “Annual Meeting”). On the record date for the Annual Meeting, there were 121,676,840 shares of common stock of the Company issued, outstanding and entitled to vote. At the Annual Meeting, the stockholders:

(1) voted to elect each of the five (5) director nominees;

(2) approved an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 190,000,000 to 665,000,000;

(3) ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(4) approved, by advisory vote, the compensation of our named executive officers; and

(5) recommended, by advisory vote, to conduct future advisory votes on the compensation of our named executive officers on an annual basis.

The Company’s inspector of election certified the following vote tabulations:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non- Votes
Craig T. Bouchard	54,884,453	366,447	52,561,605
Peter C.B. Bynoe	53,331,672	1,919,228	52,561,605
Patrick E. Lamb	50,678,540	4,572,360	52,561,605
Raj Maheshwari	54,871,774	379,126	52,561,605
Philip G. Tinkler	53,418,833	1,832,067	52,561,605

Amendment to Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstentions
102,450,365	4,484,399	535,166

Ratification of appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP

Votes For	Votes Against	Abstentions
105,638,759	1,805,962	367,781

Advisory vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,543,639	2,304,569	402,692	52,561,605

Recommendation of the frequency of future advisory votes on compensation of our names executive officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
47,433,755	7,387,154	178,799	251,192	52,561,605

The Company’s Annual Meeting was previously the subject of a proxy contest, which was settled on June 4, 2013. The terms of the settlement are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2013. As stated in that filing, in connection with the settlement the Company agreed to reimburse the other parties to the proxy contest for out-of-pocket expenses up to a maximum aggregate amount of $250,000. The Company incurred aggregate expenses of approximately $791,774.67, including amounts reimbursed to the other parties to the proxy contest, and fees for legal advisors and other service providers retained in connection with the proxy contest.

On July 18, 2013, the Company issued a press release announcing the results of the Annual Meeting which is included as Exhibit 99.1 to this report.

Item 8.01 Other Events.

Also on July 16, 2013, the Company’s Board of Directors reappointed Mr. Craig Bouchard as Chairman of the Board of Directors, and in the interest of greater governing efficiency restructured the standing committees of the Board as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Patrick E Lamb – Committee	Raj Maheshwari – Committee	Philip G. Tinkler – Committee
Chairman	Chairman	Chairman
Raj Maheshwari	Peter C.B. Bynoe	Peter C.B. Bynoe
Philip G. Tinkler	Philip G. Tinkler	Raj Maheshwari

Two committees were eliminated as part of the restructuring: (i) the Executive Committee, and (ii) the Governance, Nominating and Compensation Committee. With the exception of the Audit Committee, the Board also eliminated the fees associated with Committee Chairperson roles.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment #1 to Restricted Stock Award Agreement, dated July 16, 2013, between the Company and C. Bouchard.

99.1	Press release of the Company dated July 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: July 18, 2013	By:	/s/ Chris Manderson
	Name:	Chris Manderson
	Title:	Executive Vice President & General Counsel

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